UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

March 16, 2010

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A
Chang An International Building
No. 88 Nan Guan Zheng Jie
Xi An City, Shan Xi Province
China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 16th, 2010, China Recycling Energy Corporation (the “Company”) issued a press release, attached hereto as Exhibit 99.1, announcing the second expansion of the Low Carbon Fortune-Energy Recycling No. 1 Collective Capital Trust Plan (“Second Expansion of the Plan”) by Beijing International Trust Co., Ltd. (“Beijing Trust”), to raise up to 93,120,000 yuan (approximately $ 13.69 million) in a three phase period, beginning March 11, 2010 and ending June 3, 2010.

The money, if raised, will be a part of the capital trust loan agreement entered by Beijing International Trust Co., Ltd. and Erdos TCH Energy Saving Development Co., Ltd (“Erdos TCH”), a joint venture between Xi’an TCH Energy Technology Co., Ltd, a subsidiary of the Company, and Erdos Metallurgy Co., Ltd. on November 19, 2009.

Item 9.01	Financial Statements and Exhibits

(d)           The following exhibit is filed with this report.

Exhibit Number	Description
99.1	Press Release dated March 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: March 16, 2010	/s/ Xinyu Peng
Xinyu Peng, Chief Financial Officer